UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

GP Strategies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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The following is a transcription of a videotaped statement by the chief executive officer of GP Strategies Corporation (“GP Strategies”) that was first made available to employees of GP Strategies on July 15, 2021.

CEO Video Transcription | July 15, 2021

•

Hello everybody. Today it’s an exciting day for our company. We announced GP Strategies has entered into a merger agreement to combine with Learning Technologies Group which goes by LTG. And the completion of the transaction it’s subject to certain regulatory approvals and the approval of our stockholders, and we expect all those things to happen over the next few months.

•

And we will have a lot of time to talk through the tremendous opportunity this combination brings to us, I just wanted to take a few minutes now to touch on some of the highlights of the acquisition of GP Strategies by LTG.

•

And so, LTG is a leading provider of services and technologies for digital learning and talent management. They have a strong product platform. And GP will enhance their service offerings. I have spoken to several client’s and industry leaders about the reputation of LTG’s various companies, and I am really pleased with what I have heard about the LTG companies, and their reputation. They have a proven track record of improving the performance of the companies that they have acquired. I really believe that their commercial expertise they have, their business practices, and their financial stewardship combined with our success in driving top-line revenue growth and client retention will create the world class workforce transformation company that all of us aspire to become.

•	And by combining our companies, we will have the ability to reach more clients, with expanded offerings, including cutting edge tools that help people transform their workforce, around the world.

•

Going forward, our combined capabilities include greater size, greater scale, greater diversity, better balance across products and services, and so by combining with LTG, we really do become one of the world’s largest workforce transformation companies.

•	And we have access to larger client base, broader products, and really transformative changes for us as a company.

•

I believe that LTG recognizes the many strengths that GP has as an organization, including our outstanding reputation in the industry, our global client base, our workforce development and learning expertise, and our highly qualified workforce.

CEO Video Transcription | July 15, 2021

•	So their interest in GP, is a testament to all of the hard work that all of you have done to build GP into a highly respected workforce transformation leader.

•	So we will continue to go to market as GP Strategies, but yet we will have access to the broader LTG portfolio.

•

This transaction will transform our company once it closes, and there will be changes to the company, that’s true, but the thing that won’t change is our consistent focus on our clients. And consistent focus on enabling our clients to deliver their business results.

•	We will deliver innovative and superior training, consulting services, business improvement services to our clients. And that relationship, that focus on clients, will not change.

•	So we will be working closely with LTG, and with all of you over the next couple of months as we develop our integration plans.

•	I am excited for our company. I look forward to taking this journey with all of you.

•

As always, thank you for your outstanding work and dedication that has gotten us to this point. We wouldn’t have made it to this point without all of you on board. So I look forward to going on this journey with you. And today is an exciting day for us.

•	Thank you.

CEO Video Transcription | July 15, 2021

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, GP Strategies will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to GP Strategies’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on GP Strategies’s website at www.gpstrategies.com and clicking on the “Investors” link and then clicking on the “SEC Filings” link. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to GP Strategies Corporation, Secretary, 70 Corporate Center, 11000 Broken Land Parkway, Suite 300, Columbia, Maryland, 21044, telephone: (443) 367-9600.

Participants in the Solicitation

GP Strategies and its directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of GP Strategies in connection with the proposed transaction. Information regarding GP Strategies’s directors and executive officers can be found in GP Strategies’s Form 10-K/A filed on April 30, 2021 and other documents subsequently filed by GP Strategies with the SEC. Additional information regarding the interests of GP Strategies’s directors and executive officers in the proposed transaction will be included in the proxy statement for proposed transaction described above when it becomes available. These documents are available free of charge at the SEC’s website at www.sec.gov and GP Strategies’s website at www.gpstrategies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results

CEO Video Transcription | July 15, 2021

could differ materially from those anticipated as a result of various factors, including: (1) conditions to the closing of the proposed transaction, including the obtaining of required regulatory or stockholder approvals, may not be satisfied; (2) the proposed transaction may involve unexpected costs, liabilities or delays; (3) the business of GP Strategies and Learning Technologies Group may suffer as a result of uncertainty surrounding the proposed transaction; (4) the outcome of any legal proceedings related to the proposed transaction; (5) GP Strategies and Learning Technologies Group may be adversely affected by other economic, business, and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (7) the ability to recognize benefits of the proposed transaction; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all; and (10) the risks described from time to time in GP Strategies’s reports filed with the SEC under the heading “Risk Factors,” including, without limitation, the risks described under the caption “Risk Factors” in GP Strategies’s Annual Report on Form 10-K filed on March 12, 2021 and as amended April 30, 2021, and as may be revised in GP Strategies’s future SEC filings. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this current report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. None of GP Strategies or Learning Technologies Group undertakes any obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.